SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AMERIPRISE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3180631
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

55 Ameriprise Financial Center, Minneapolis, Minnesota	55474
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
7.75% Senior Notes due 2039	NEW YORK STOCK EXCHANGE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates 333-158972

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item 1.            Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are Ameriprise Financial, Inc.’s (the “Registrant”) 7.75% Senior Notes due 2039 (the “Senior Notes”).  For a description of the Senior Notes to be registered hereby, see the prospectus supplement filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) on May 29, 2009 (the “Prospectus Supplement”) under the Securities Act of 1933, as amended.  The Prospectus Supplement relates to a prospectus filed with the Commission pursuant to Rule 424(b) on May 26, 2009 (the “Prospectus”) and relates to a registration statement filed on Form S-3, Registration No. 333-158972, which became effective on May 4, 2009 (the “1933 Registration Statement”).  The Prospectus and Prospectus Supplement relating to the Senior Notes are incorporated herein by reference.

Item 2.            Exhibits.

1.

Indenture dated as of May 5, 2006, between the Registrant and U.S. Bank National Association, a national banking association, as trustee (incorporated by reference to Exhibit 4.A to the 1933 Registration Statement).

2.	Form of Senior Note (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 3, 2009).

3.	1933 Registration Statement, Prospectus and Prospectus Supplement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMERIPRISE FINANCIAL, INC.

Dated: June 3, 2009	By	/s/ Joel L. Campbell
Name Joel L. Campbell
Title Assistant Treasurer